UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SELECT ENERGY SERVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE

This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed to amend Select Energy Services, Inc.’s (the “Company”) definitive proxy statement (the “Proxy Statement”) for its 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), which was filed with the Securities and Exchange Commission on March 27, 2020. This Amendment corrects immaterial errors in (i) Proposal 3 (Approval of an Amendment to the Select Energy Services, Inc. 2016 Equity Incentive Plan to Increase the Number of Shares of Select Energy Services Common Stock that may be Issued under our 2016 Equity Incentive Plan by 4,000,000 Shares) of the Proxy Statement, which includes a summary of the principal terms of the Company’s 2016 Equity Incentive Plan and requests approval of an amendment to the 2016 Equity Incentive Plan, and (ii) the “Compensation Discussion & Analysis” section of the Proxy Statement, which provides information regarding the compensation of the Company’s Named Executive Officers.

In Proposal 3 and the “Compensation Discussion & Analysis” section of the Proxy Statement, the Company made statements regarding the applicability of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), to the Company’s executive compensation, including (i) that our 2016 Equity Incentive Plan “limits the aggregate number of shares of our common stock that may be issued…to any eligible employee in any calendar year to 1,000,000 shares”, (ii) the amount of deductible compensation that may be paid to certain executives and (iii) income tax deductions the Company may be entitled to in respect of such awards. This language was included in the Proxy Statement due to an administrative error, and this Amendment hereby removes all such language from the Proxy Statement.

The performance based compensation exception to Section 162(m) of the Code was rendered inapplicable to the Company’s executive compensation by regulations adopted by the Internal Revenue Service and effective for future awards made under the 2016 Equity Incentive Plan, and our 2016 Equity Incentive Plan does not limit the aggregate number of shares of our common stock that may be issued to any eligible employee in any calendar year.

No other changes have been made to the Proxy Statement or to the matters to be considered by the stockholders at the 2020 Annual Meeting. All other items of the Proxy Statement are incorporated herein by reference without change. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to such terms in the Proxy Statement. This Amendment should be read in conjunction with the Proxy Statement.